Exhibit 3.1



                         CERTIFICATE OF DESIGNATIONS OF

        400,000 SHARES OF 6.50% SERIES A CONVERTIBLE PERPETUAL PREFERRED
                        STOCK OF HEALTHSOUTH CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         HealthSouth Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Company (the "Board of Directors") by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL, on February 23, 2006, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

      NOW THEREFORE IT IS RESOLVED, that pursuant to Section 151 of the General Corporation Law of Delaware and the authority expressly granted to and vested in the Board of the Company by the provisions of the Restated Certificate of Incorporation of the Company, the Board hereby creates a series of preferred stock, par value $0.10 per share (the "Series A Preferred Stock"), to consist initially of 300,000 shares (which amount may be increased to up to 400,000 shares to the extent the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any other officer (each an "Appropriate Officer", and collectively the "Appropriate Officers") determine any such increase to be necessary, advisable or appropriate), with the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions as set forth in this Certificate of Designations:

         The Appropriate Officers, pursuant to the authority granted to them by the Board of the Company, took the appropriate action and determined that the Series A Preferred Stock shall consist initially of 400,000 shares. Certain defined terms used in this Certificate of Designations have the meaning assigned thereto in Section 17.

         Section 1. Ranking. The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (i) senior to the common stock, par value $0.01 per share, of the Company (the "Common Stock"), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company established after March 7, 2006 (the "Issue Date") by the Board of Directors the terms of which do not expressly provide that such class or series ranks senior to or pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Junior Stock"); (ii) pari passu with each class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Stock"); and (iii) junior to each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior Stock"). The Company's ability to issue Capital Stock that ranks senior to its Series A Preferred Stock shall be subject to the provisions of Section 4.

         Section 2. Dividends. (a) General. Dividends on the Series A Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the 15th calendar day (or the following Business Day, as defined below, if the 15th is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a "Dividend Payment Date") at the rate per annum of 6.50% per share on the Liquidation Preference in effect at such time, which Liquidation Preference is subject to adjustment as provided in Section 2(d) and Section 19(b). The initial dividend on the Series A Preferred Stock for the Dividend Period commencing on the Issue Date to but excluding July 15, 2006, will be $23.11 per share, and shall be payable, when, as and if declared, on July 15, 2006. The amount of dividends payable for any other period that is shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         A "Dividend Period" with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the Issue Date, and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to Holders of record as they appear on the stock books of the Company on the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls ( the "Dividend Record Date"), provided that the Dividend Record Date shall not be more than 60 days prior to the Dividend Payment Date.

         The Company shall make each dividend payment on the Series A Preferred Stock in cash, provided that to the extent that the Company determines in good faith that the Company is prohibited by the terms of its then-existing credit facilities, debt indentures or any other then-existing debt instruments from paying cash dividends on the Series A Preferred Stock, the Company may, subject to the conditions set forth in Section 2(b), elect to make all (or, if less than all, the prohibited portion) of such dividend payment in shares of Common Stock in accordance with Section 2(b).

         All references in this Certificate of Designations to dividends or to a dividend rate or accretion rate shall be deemed to include Additional Dividends (as defined in Section 13) or to reflect any adjustment to the dividend rate or accretion rate pursuant to Section 2(e) or 13, as the case may be, if such Additional Dividends are then payable, as described in Section 2(e) and Section 13.

              (b) Dividend Payments in Common Stock. In order to pay dividends on any Dividend Payment Date in shares of Common Stock, (i) the shares of Common Stock to be delivered as payment therefor shall have been duly authorized, (ii) the shares of Common Stock, once issued, shall be validly issued, fully paid and non-assessable and (iii) during the period commencing on the Issue Date and ending on the second anniversary of the Issue Date, either (A) the Common Stock to be delivered as payment therefor shall be freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is an Affiliate of the Company or (B) a shelf registration statement relating to that Common Stock shall have been filed with the Securities and Exchange Commission (the "SEC") and shall be effective to permit the resale of that Common Stock by the holders thereof. With respect to any delivery of shares of Common Stock for which the Company relies on subclause (B) of clause (iii) above, the Company will use its reasonable best efforts to maintain the effectiveness of the registration statement for ten consecutive Trading Days immediately following the time of delivery of such shares of Common Stock.

         Shares of Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 95% of the average of the daily Volume-Weighted Average Price for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Dividend Record Date for such dividend.

         The Company will use its reasonable best efforts to provide Notice to Holders of the Series A Preferred Stock of any election to make any dividend payment, or any portion thereof, in shares of Common Stock not later than ten Trading Days prior to the Dividend Record Date for such dividend. Such Notice shall be given by issuing a press release in accordance with Section 14(a) and by notifying the Transfer Agent. The Notice will set forth the portion of such payment that will be made in cash and the portion that will be made in Common Stock.

              (c) Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares in accordance with Section 18) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends (other than any accrued and unpaid dividends that have accreted pursuant to Section 2(d) and are reflected in the Liquidation Preference) shall have been or contemporaneously are declared and paid, or are declared and a sum of cash or number of shares of Common Stock sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared in cash per share on, the Series A
      Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

              (d) Accretion. If the Company is unable to, or otherwise does not, pay dividends in full on the Series A Preferred Stock on any Dividend Payment Date as described above in Section 2(a), the Liquidation Preference will be increased as of the first day immediately following such Dividend Payment Date by the Accretion Amount in respect of the unpaid dividends and decreased to the extent the Company makes any payments as described in the immediately succeeding paragraph. If the Company pays a portion of the dividends payable on the Series A Preferred Stock on a Dividend Payment Date and accretes the unpaid portion, the Company will pay the current portion equally and ratably to Holders of Series A Preferred Stock. The amount of dividends payable for any Dividend Period following a non-payment of dividends, subject to the immediately succeeding paragraph, will be calculated on the basis of the Liquidation Preference as of the first day of such Dividend Period.

         The Company may pay all or a portion of the amount by which the Liquidation Preference of a share of Series A Preferred Stock exceeds the initial liquidation preference of $1,000 (the "Initial Liquidation Preference") per share of Series A Preferred Stock on (i) any Dividend Payment Date or (ii) any other date fixed by the Board of Directors or a duly authorized committee thereof. The Company shall make any such payment in cash only and any such payment shall be made equally and ratably to Holders of Series A Preferred Stock. The persons entitled to receive any such payment shall be the Holders of record as they appear on the stock books of the Company on the close of business of a date selected by the Board of Directors or any authorized committee thereof, which date (1) shall not precede the date the Board of Directors or any committee thereof declares such payment payable and (2) shall not be more than 60 days prior to the date the payment is paid. The Liquidation Preference of each share of Series A Preferred Stock will be reduced as of the first day following the date of such payment by the amount of such payment (the "Paydown Amount") and the amount of dividends will be calculated on the basis of the reduced Liquidation Preference for the period of time from the date of such reduction until the applicable Dividend Payment Date.

         The Company will use its reasonable best efforts to provide Notice to Holders of the Series A Preferred Stock not later than ten days prior to each Dividend Payment Date if the Company determines that it will not pay dividends on that Dividend Payment Date. Such Notice shall be given by issuing a press release in accordance with Section 14(a) and by notifying the Transfer Agent. If a development occurs less than ten days prior to a Dividend Payment Date that will prevent the Company from paying dividends on that Dividend Payment Date, and the Company has not already provided Notice, the Company will provide prompt Notice to the Holders and the Transfer Agent as set forth above. The Notice will indicate whether the Company will accrete all or a portion of the dividends, as well as the amount of the dividends to be accreted and whether the portion of dividends to be paid will be paid in cash or in Common Stock delivered to the Transfer Agent. Any failure by the Company to deliver such Notice will not impair the Company's ability to accrete dividends in any respect.

              (e) Registration Default. Upon the occurrence of a Registration Default, the dividend rate or accretion rate applicable to the Series A Preferred Stock will be increased by 0.25% per annum (the "Registration Default Additional Dividends") from and including the date of the Registration Default to and excluding the earlier of (i) the date on which such Registration Default is cured and (ii) the date that is 90 days after the date of the Registration Default. The applicable dividend rate or accretion rate will increase to 0.50% per annum on the date that is 90 days after the date of the Registration Default if such Registration Default is not cured prior to such date. Following the cure of all Registration Defaults, the accrual or accretion of Registration Default Additional Dividends with respect to the Series A Preferred Stock shall cease in accordance with the terms of the Registration Rights Agreement, as amended from time to time.

         The Company shall notify the Transfer Agent within five Business Days after each and every date on which a Registration Default occurs. Registration Default Additional Dividends payable by the Company shall be payable to the Holders of shares of Series A Preferred Stock on each Dividend Payment Date in the manner provided for the payment or accretion of regular dividends.

         Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, but after any distribution on any of the Company's indebtedness or Senior Stock, an amount equal to the aggregate Liquidation Preference attributable to shares of Series A Preferred Stock held by such Holder, subject to adjustment as provided in
Section 19(b), plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current Dividend Period.

         None of (i) the sale, conveyance or exchange or transfer of all or substantially all of the assets, property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the immediately preceding paragraph.

         In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

         After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

         Section 4. Voting Rights. (a) Each Holder shall have one vote for each share of Series A Preferred Stock held by such Holder on all matters voted upon by the holders of Common Stock, as well as voting rights specifically required by the DGCL from time to time.

              (b) So long as any Series A Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the approval or consent of the Holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be required (i) for any amendment of the Restated Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Senior Stock, or (iii) to reclassify any authorized stock of the Company into any Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Senior Stock, provided that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Junior Stock.

              (c) If the Company fails to repurchase shares of Series A Preferred Stock as required under Section 10 upon the occurrence of a Fundamental Change, then the number of directors constituting the Board of Directors will be increased by two and the Holders of outstanding Series A Preferred Stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, shall have a right to elect those additional directors to the Board of Directors until all such shares have been repurchased. To exercise this right, any Holder of Series A Preferred Stock may by written notice request that the Company call a special meeting of the Holders of the Company's Series A Preferred Stock (and any such other series of preferred stock) for the purpose of electing the additional directors and, if such failure to repurchase is continuing, the Company shall call such meeting within 35 days of the date of such written request. If the Company fails to call such a meeting upon request, any Holder at such time of the Series A Preferred Stock may call a meeting. Upon repurchase of all such shares of Series A Preferred Stock, the Holders of outstanding Series A Preferred Stock will no longer have the right to vote on the additional directors, the term of office of each director so elected will terminate immediately upon such repurchase and the number of directors will, without further action, be reduced by two.

         Section 5. Forced Conversion. (a) At any time on or after July 20, 2011, the Company shall have the right, at its option, to cause the Series A Preferred Stock, in whole but not in part, to be automatically converted into a number of whole shares of Common Stock (or an amount of cash or a combination of cash and shares of Common Stock, if the Company so elects) at the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 18 (a "Forced Conversion"). The Company may exercise its right to cause a Forced Conversion pursuant to this Section 5 only if the Closing Sale Price of the Common Stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Company's issuance of a press release, as described in Section 5(b), announcing the Company's exercise of its right to cause a Forced Conversion.

              (b) To exercise its right to call a Forced Conversion described in Section 5(a), the Company must issue a press release, in compliance with Section 14(a), prior to the close of business on the first Trading Day following any date on which the conditions described in Section 5(a) are met, announcing such a Forced Conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail), in either case in accordance with Section 14(b), to the Holders (not more than four Business Days after the date of the press release) of the election to call a Forced Conversion. The conversion date will be a date selected by the Company (the "Forced Conversion Date") and will be no more than 15 days after the date on which the Company issues the press release described in this Section 5(b).

              (c) In addition to any information required by applicable law or regulation, the press release and notice of a Forced Conversion described in Section 5(b) shall state, as appropriate: (a) the Forced Conversion Date; (b) the number of shares of Common Stock to be issued (and the amount of cash (other than cash in lieu of fractional shares) to be paid, if the Company so elects) upon conversion of each share of Series A Preferred Stock; (c) the number of shares of Series A Preferred Stock to be converted; and (d) that dividends on the Series A Preferred Stock to be converted will cease to accrue on the Forced Conversion Date.

              (d) On and after the Forced Conversion Date, dividends will cease to accrue on the Series A Preferred Stock called for a Forced Conversion and all rights of Holders will terminate except for the right to receive the whole shares of Common Stock issuable (and cash payable, if the Company so elects) upon conversion thereof at the Conversion Rate then in effect and cash in lieu of any fractional shares of Common Stock, settled in accordance with Section 7. If the Forced Conversion Date occurs between the period between the close of business on any Dividend Record Date and the close of business on any Dividend Payment Date, the dividend payment with respect to the Series A Preferred Stock will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date.

              (e) In addition to the Company's right to call a Forced Conversion described in Section 5(a), if there are fewer than 15,000 shares of Series A Preferred Stock outstanding, the Company shall have the right, at any time on or after July 20, 2011, at its option, to cause the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (i) the Liquidation Preference divided by (ii) the lesser of (A) the Conversion Price then in effect and (B) the Market Value as of the second Trading Day immediately prior to the Forced Conversion Date (which conversion obligation may be satisfied in cash or a combination of cash and Common Stock, if the Company so elects), with any resulting fractional shares of Common Stock to be settled in cash in accordance with Section 7. The provisions of Sections 5(b), 5(c) and 5(d) shall apply to any such forced conversion pursuant to this Section 5(e); provided, however, that to exercise the right described in this Section 5(e), the Company must issue a press release at any time following satisfaction of the condition described in this Section 5(e).

         Section 6. Conversion at the Option of the Holder. (a) Each share of Series A Preferred Stock is convertible, in whole or in part, at the option of the Holder thereof ("Optional Conversion"), into the number of shares of Common Stock (the "Conversion Rate") obtained by dividing (i) the Liquidation Preference by (ii) the Conversion Price then in effect; provided, however, that the Company may elect to satisfy its conversion obligation with cash or a combination of cash and shares of Common Stock, as described in Section 7.

              (b) Holders of shares of Series A Preferred Stock who convert their shares on a day other than a Dividend Payment Date will not be entitled to any accrued dividends for the Dividend Period in which they convert their shares. Accordingly, shares of Series A Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the immediately succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Such Holders will be entitled to receive the dividend payment on those shares on that Dividend Payment Date. A Holder on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Series A Preferred Stock on that date (and if the Company does not pay such dividend, such Holder's shares converted on such date will be converted at a Conversion Rate that reflects the Liquidation Preference after giving effect to such lack of payment), and the converting Holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, upon any Optional Conversion of shares of Series A Preferred Stock, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Series A Preferred Stock as to which Optional Conversion has been effected or for dividends on the shares of Common Stock issued upon such Optional Conversion.

              (c) Subject to Section 19(a), the conversion right of a Holder shall be exercised by the Holder of shares of Series A Preferred Stock represented by physical certificates other than by shares of Global Preferred Stock by the surrender to the Company of the certificates representing shares of Series A Preferred Stock to be converted at any time during usual business hours at its principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Company that the Holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates representing shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 19(g). If a Holder's shares of Series A Preferred Stock are represented by shares of Global Preferred Stock, such Holder must comply with the Depositary's procedures for converting a beneficial interest in such shares of Global Preferred Stock. If required, the Holder must pay funds equal to dividends payable on the next Dividend Payment Date to which such Holder is not entitled and, if required by Section 19(g), the Holder must pay all taxes or duties, if any. The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the "Conversion Date." The Company will deliver shares of Common Stock due upon conversion (except to the extent that the Company has notified such converting Holder that all or a portion of the Conversion Obligation is to be satisfied in cash), together with any cash in lieu of fractional shares in accordance with Section 18 hereof, no later than the fifth Business Day following the Conversion Date. Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon conversion of such Holder's Series A Preferred Stock (except to the extent that the Company has notified such converting Holder that all or a portion of the Conversion Obligation is to be satisfied in cash) notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the Conversion Date all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to (a) receive certificates representing the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted (together with the amount of cash to be paid in lieu of all or any of such shares of Common Stock, if the Company so elects) and cash, in lieu of any fractional shares, in accordance with Section 18 hereof and (b) exercise the rights to which they are entitled as holders of Common Stock.

         Section 7. Settlement upon Conversion. (a) The Company may satisfy all or any portion of its obligation to deliver shares of Common Stock upon conversion of Series A Preferred Stock (the "Conversion Obligation") in cash or in any combination of cash and shares of Common Stock selected by the Company, in accordance with paragraphs (b) and (c) of this Section 7.

              (b) If the Company chooses to satisfy all or any portion of the Conversion Obligation in cash pursuant to Section 7(a), the Company will notify the Holders of the method chosen by the Company to satisfy the Conversion Obligation (such notice, the "Settlement Method Election Notice") at any time on or before the date that is two Trading Days following the Conversion Date (the "Settlement Method Notice Period"). The Settlement Method Election Notice shall specify the amount of the Conversion Obligation to be satisfied in cash, expressed as a fixed amount. The Company shall satisfy the Conversion Obligation in respect of each share of Series A Preferred Stock to be converted on any Conversion Date with the same consideration to be provided in respect of the Conversion Obligation in respect of all other shares of Series A Preferred Stock to be converted on such Conversion Date but shall not have any obligation to settle the Conversion Obligations arising on different Trading Days in the same manner. If the Company timely elects to pay cash (other than cash in lieu of fractional shares) for any portion of the shares of Common Stock otherwise issuable to such Holder, the conversion notice may be retracted by the Holder at any time during the two Trading Day period (the "Conversion Retraction Period") beginning on the Trading Day after the Company has given the Settlement Method Election Notice to the Trustee (and the last Trading Day in the Conversion Retraction Period is referred to as the "Retraction Date").

              (c) Settlement amounts will be computed as follows:

                (i) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to Holders surrendering shares for conversion a number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Series A Preferred Stock to be converted multiplied by (y) the Conversion Rate then in effect (provided that the Company will deliver cash in lieu of fractional shares in accordance with Section
          18);

                (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to Holders surrendering shares for conversion cash in an amount equal to the sum of the Daily Conversion Value Amounts for each of the Trading Days in the relevant Cash Settlement Averaging Period (such sum, the "Conversion Value"); and

                (iii) If the Company elects to satisfy a portion of the Conversion Obligation other than the entire obligation in cash, the Company will deliver to Holders surrendering shares for conversion:

                  (A) an amount in cash equal to the lesser of (1) the dollar amount per share of Series A Preferred Stock to be converted that is specified in the Settlement Method Election Notice (the "Specified Dollar Amount") and (2) the Conversion Value; and

                  (B) a number of whole shares of Common Stock per share of
              Series A Preferred Stock to be converted equal to the sum of the Daily Share Amounts for each of the Trading Days in the relevant Cash Settlement Averaging Period (provided that the Company will deliver cash in lieu of fractional shares in accordance with
              Section 18).

         Settlement pursuant to Section 7(c)(i) above will occur as soon as practicable after the third Trading Day following the Conversion Date, and settlement pursuant to Sections 7(c)(ii) and 7(c)(iii) will occur on the third Trading Day following the final Trading Day of the relevant Cash Settlement Averaging Period.

              (d) A conversion notice may be retracted during the applicable Conversion Retraction Period by means of a written notice of retraction delivered to the office of the Transfer Agent (or other agents appointed by the Company) in accordance with the Settlement Method Election Notice at any time prior to the close of business of the final day of the Conversion Retraction Period, specifying:

                (i) the certificate number, if any, of the Series A Preferred Stock in respect of which such retraction notice is being submitted, or the appropriate Depositary information if the Series A Preferred Stock in respect of which such retraction notice is being submitted is represented by a global certificate;

                (ii) the number of shares of Series A Preferred Stock with respect to which such retraction notice of is being submitted; and

                (iii) the number of shares, if any, of Series A Preferred Stock that remain subject to the original conversion notice and which have been or will be delivered for conversion.

              (e) For purposes of this Section 7, the following terms shall have the meaning indicated:

                (i) "Cash Settlement Averaging Period" means, in respect of a Conversion Date, the twenty consecutive Trading Day period beginning on the Trading Day following the Retraction Date.

                (ii) "Daily Conversion Value Amount" means, for each Trading Day of the Cash Settlement Averaging Period and for each share of Series A Preferred Stock, the amount equal to the Closing Sale Price of the Common Stock on such Trading Day multiplied by the Conversion Rate in effect on such Trading Day divided by 20.

                (iii) "Daily Share Amount" means, for each Trading Day of the Cash Settlement Averaging Period and for each share of Series A Preferred Stock, a number of shares (but in no event less than zero) determined by the following formula:



(Closing Sale Price on such Trading Day x Applicable Conversion Rate) - Specified Dollar Amount
------------------------------------------------------------------------------------------------
                    Closing Sale Price on such Trading Date x 20




The Daily Share Amount for any Trading Day during any Cash Settlement Averaging Period shall be subject to adjustment by the Company in the event that an event requiring an adjustment to the Conversion Rate occurs subsequent to such Trading Day but prior to the date that the Daily Share Amount for such Trading Day is delivered to Holders pursuant to this Section 7.

         Section 8. Anti-dilution Adjustments. (a) The Conversion Price shall be subject to the following adjustments from time to time:

                (i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

                (ii) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock options, warrants or other rights, entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that (i) no such adjustment to the Conversion Price shall be made with respect to such a distribution if the Holders would be entitled to receive such options, warrants or other rights upon conversion at any time of shares of Series A Preferred Stock into Common Stock; (ii) if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs; and (iii) if at the end of the period during which such options, warrants or other rights are exercisable not all of such options, warrants or other rights have been exercised, the adjusted Conversion Price shall be readjusted to what the Conversion Price would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued for the total number of shares of Common Stock offered.

                (iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

                (iv) Debt, Asset or Security Distributions. (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any options, warrants or other rights referred to in paragraph (ii) of this Section 8(a), any dividend or distribution paid exclusively in cash and any dividend, shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 8(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 8(a) shall not be applicable.

                  (B) In the case of a Spin-off, the Conversion Price in
              effect immediately before the close of business on the record date fixed for determination of stockholders of the Company entitled to receive that distribution will be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the Market Value and the denominator of which is the Market Value plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Conversion Price under this subparagraph
              (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the consummation of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

                (v) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all holders of its Common Stock exclusively in cash (excluding any distribution consisting of cash in part which is provided for in Section 8(a)(iv)) immediately after the close of business on such date for determination, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Market Value minus the amount per share of such dividend or distribution and (B) the denominator of which shall be equal to the Market Value.

                (vi) Tender Offers. In the case that a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the closing price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction
          (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares") plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

Notwithstanding the foregoing paragraphs (i) through (vi), in no event will the Conversion Price be less than $4.89, subject to adjustment in accordance with clauses (i), (ii), (iii), (iv) and (vi) above.

              (b) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Rate; provided, however, that the Company will make such adjustments no later than the earlier of (i) April 15 of each calendar year and (ii) the date on which the Company delivers any notice of a Forced Conversion. No adjustment under this Section 8 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

              (c) Tax-Related Adjustments. The Company may make such reductions in the Conversion Price, in addition to those required by this Section 8, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with any other securities laws and regulations under the Exchange Act if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

              (d) Stockholder Rights Plans. Upon conversion of the Series A Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with Section 18, if any, the rights issued under any future stockholder rights plan the Company may establish, whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 8(a)(ii) or 8(a)(iv), provided that the Company has provided for the Holders to receive such rights upon conversion.

              (e) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 8, the Company shall (i) compute the Conversion Price in accordance with this Section 8 and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 8 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

              (f) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

              (g) Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

                (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

                (ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

                (iv) for a change in the par value of the Common Stock; or

                (v) for accrued and unpaid dividends on the Series A Preferred Stock.

         Section 9. Fundamental Change. (a) In the event of a Fundamental Change, within ten Trading Days after the effective date of such Fundamental Change (the "Effective Date"), the Company shall give notice of such Fundamental Change, and, with respect to a Fundamental Change described in clause (b) of the definition thereof, at least ten Trading Days prior to the anticipated Effective Date of such Fundamental Change, in each case in accordance with Section 14, to each record holder (such date of notice, the "Fundamental Change Notice Date"). Each such notice shall state (a) that a Fundamental Change has occurred or is anticipated to occur and (b) the events causing the Fundamental Change and the Effective Date or anticipated Effective Date thereof.

              (b) If a Holder converts its Series A Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the Effective Date of a Fundamental Change described in clause
      (b) of the definition of that term, and ending at the close of business on the 30th Trading Day immediately following such Effective Date, the Company will increase the applicable Conversion Rate by a number of additional shares (the "Additional Shares") for such Series A Preferred Stock as described in Section 9(c); provided that (a) such increase in the Conversion Rate shall not take place if such Fundamental Change is not consummated and (b) subject to the provisions of Section 7, the Company shall issue shares of Common Stock (or, if the Company so elects, the Company shall pay cash or shall pay cash and issue shares of Common Stock) at the Conversion Rate (without such increase) on or prior to the fifth Business Day following the Effective Date and the Additional Shares described in Section 9(c) will be issued after the later to occur of (i) the fifth Business Day following the Effective Date and (ii) the fifth Business Day following the relevant Conversion Date. On and after the Effective Date, Holders entitled to receive Additional Shares pursuant to this Section 9(b) shall, as set forth under Section 11 below, receive Reference Property based on the number of Additional Shares set forth above.

              (c) If a Holder elects to convert its Series A Preferred Stock upon the occurrence of a Fundamental Change as described in clause (b) of the definition of Fundamental Change within the applicable time period described in paragraph (b) hereof, the Company shall increase the Conversion Rate for such Series A Preferred Stock. The increase in the Conversion Rate will be expressed as Additional Shares to be issued per $1,000 Liquidation Preference of the shares of Series A Preferred Stock that is converted pursuant hereto. The number of additional shares will be determined by reference to the table in Section 9(d), based on the Effective Date and the price (the "Stock Price") paid, or deemed to be paid, per share of Common Stock in the transaction constituting the Fundamental Change. If the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock consists solely of cash, then the Stock Price will be 100% of the cash amount paid per share for such Common Stock. Otherwise the Stock Price will be the average of the Closing Sale Price of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date.

              (d) The following table sets forth the Stock Price paid, or deemed paid, per share of Common Stock in the transaction constituting a Fundamental Change as described in paragraph (b) of the definition thereof, the Effective Date and the number of Additional Shares to be added to the Conversion Rate for each $1,000 of Liquidation Preference of Series A Preferred Stock Converted:



                                      Number of Additional Shares

                                                     Effective Date
                    -------------------------------------------------------------------------------------
                       As of
                     March 7,                                As of July 20,
                    ------------ ------------------------------------------------------------------------
  Stock Price(1)       2006         2007         2008        2009       2010        2011     Thereafter
  --------------       ----         ----         ----        ----       ----        ----     ----------
      $4.88           40.9827      40.9827     40.9827     40.9827     40.9827    40.9827      40.9827
      $5.25           36.1567      34.1975     32.8702     31.2303     31.7115    30.4942      30.4942
      $5.75           29.9061      29.6866     28.0953     26.4228     24.9012    23.8375      23.8375
      $6.25           26.1322      24.2688     22.6609     20.7488     20.7167    19.6718      19.6718
      $6.75           22.7240      20.6497     19.3908     17.3850     15.2041    14.1070      14.1070
      $7.75           17.6504      15.6075     14.4122     12.3047      9.5154     8.0102       8.0102
      $8.75           13.9898      12.0037     10.8792      8.7486      5.4410     3.0865       3.0865
      $10.00          10.6483       8.8373      7.6754      5.6677      1.9381     0.0000       0.0000
      $12.00           8.1415       6.2014      5.3765      3.7091      0.8953     0.0000       0.0000
      $15.00           0.0000       0.0000      0.0000      0.0000      0.0000     0.0000       0.0000



----------------------------

(1) The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Series A Preferred Stock is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.

         If the exact Stock Price and Effective Date are not set forth in the table, (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;
(b) if the Stock Price is in excess of $15.00 per share (subject to adjustment in the same manner as the Stock Price) the payment corresponding to row $15.00 will be paid; and (c) if the Stock Price is less than $4.88 per share (subject to adjustment in the same manner as the Stock Price), there will be no increase in the Conversion Rate.

         Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion under Section 9(c) exceed
204.4990 shares of Common Stock per $1,000 Liquidation Preference per share of Series A Preferred Stock, subject to adjustment in the same manner as the Conversion Price is subject to adjustment pursuant to Section 8.

         Section 10. Repurchase Upon a Fundamental Change. (a) If there shall occur a Fundamental Change, shares of Series A Preferred Stock shall be purchased by the Company at the option of Holders thereof as of the date specified by the Company that is not less than 30 Business Days nor more than 60 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 10(d). The purchase price shall be paid in cash at a price equal to 100% of the Liquidation Preference of the Series A Preferred Stock to be purchased, together with accrued and unpaid dividends, if any, to, but excluding, the Fundamental Change Purchase Date, unless such date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case (i) the Company will pay the full amount of accrued and unpaid dividends payable on such Dividend Payment Date only to the Holder of record at the close of business on the corresponding Dividend Record Date and (ii) the purchase price payable on the Fundamental Change Purchase Date will include only the Liquidation Preference, but will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date. The Company's obligation to repurchase the Series A Preferred Stock will be subject to its compliance with all applicable securities laws at the time of repurchase, as determined by the Company in its sole discretion.

              (b) Notwithstanding anything to the contrary in this Certificate of Designations, Holders of shares of Series A Preferred Stock shall not have the right to require the Company to repurchase shares of Series A Preferred Stock upon a Fundamental Change (i) unless such purchase complies with the terms of the Company's credit facilities, debt indentures and other debt instruments and (ii) unless and until the Board of Directors has approved such Fundamental Change or elected to take a neutral position with respect to such Fundamental Change.

              (c) Within 30 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to each Holder of Series A Preferred Stock. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, among other things:

                (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

                (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 10 must be given;

                (iii) the last date on which the purchase right may be exercised;

                (iv) the Fundamental Change purchase price;

                (v) the Fundamental Change Purchase Date;

                (vi) the name and address of the Transfer Agent;

                (vii) the Conversion Price and any adjustments thereto;

                (viii) a statement that the Series A Preferred Stock as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to this Certificate of Designations only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designations; and

                (ix) the procedures that a Holder of the Series A Preferred Stock must follow to exercise rights under this Section 10.

              (d) (i) A Holder of shares of Series A Preferred Stock may exercise its rights specified in Section 10(a) upon delivery of a written notice of the exercise of such rights (a "Fundamental Change Purchase Notice") to the Transfer Agent at any time prior to the close of business on the Business Day immediately before the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice shall state, among other things:

                  (A) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers, or if not, such information as may be required under applicable DTC procedures;

                  (B) the number of shares of Series A Preferred Stock to be purchased; and

                  (C) that the Company shall purchase such Series A Preferred
              Stock pursuant to the applicable provisions of this Certificate of Designations.

                (ii) The book-entry transfer or delivery of such share of Series A Preferred Stock to be purchased (together with all necessary endorsements) to the Transfer Agent at the office of such Transfer Agent shall be a condition to the receipt by the Holder of the Fundamental Change purchase price.

              (e) Notwithstanding anything herein to the contrary, any Holder of Series A Preferred Stock delivering to the Transfer Agent the Fundamental Change Purchase Notice shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof at any time prior to the close of business on the Business Day before the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with this Section 10(e). The Transfer Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof. The written withdrawal shall specify, among other things:

                (i) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under applicable DTC procedures;

                (ii) the number of shares of Series A Preferred Stock with respect to which such notice of withdrawal is being submitted;

                (iii) the number of shares of Series A Preferred Stock, if any, that remain subject to the original Fundamental Change Purchase Notice and have been or will be delivered for purchase by the Company.

         The Transfer Agent will promptly return to the respective Holders thereof any shares of Series A Preferred Stock with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Certificate of Designations, in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

              (f) Upon the receipt by the Transfer Agent of the Fundamental Change Purchase Notice, the Holder of the shares of Series A Preferred Stock in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn) thereafter be entitled to receive the purchase price with respect to such shares of Series A Preferred Stock, subject to this
      Section 10. Such purchase price shall be paid to such Holder as soon as practicable following the later of (a) the Fundamental Change Purchase Date with respect to such shares of Series A Preferred Stock and (b) the time of book-entry transfer or delivery of such shares of Series A Preferred Stock to the Transfer Agent by the Holder thereof in the manner required by this Section 10. Shares of Series A Preferred Stock in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 10.

              (g) On the Business Day immediately following the Fundamental Change Purchase Date, the Company shall deposit with the Transfer Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all shares of Series A Preferred Stock or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The manner in which the deposit required by this Section 10(g) is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Transfer Agent shall have immediately available funds on the date of deposit. If the Transfer Agent holds cash sufficient to pay the purchase price of any share of Series A Preferred Stock for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Certificate of Designations on the Business Day following the Fundamental Change Purchase Date then, immediately after such Fundamental Change Purchase Date (regardless of whether or not a book-entry transfer or delivery of such shares of Series A Preferred Stock to the Transfer Agent by the Holder thereof in the manner required by this Section 10 is made), such shares of Series A Preferred Stock will cease to be outstanding, dividends will cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the purchase price as aforesaid).

              (h) Upon surrender of the certificate or certificates representing shares of Series A Preferred Stock that is or are purchased in part, the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder, a new certificate or certificates representing shares of the Series A Preferred Stock in an amount equal to the unpurchased portion of the shares of Series A Preferred Stock surrendered for partial purchase.

              (i) The Transfer Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Fundamental Change purchase price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 10 exceeds the aggregate purchase price of the Series A Preferred Stock or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase Date, the Transfer Agent shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

         Section 11. Recapitalizations, Reclassifications and Changes in the Company's Stock. (a) In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company with or into another Person (other than with a Subsidiary of the Company) or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a "Transaction"), upon conversion of its shares of Series A Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property ("Reference Property") receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock was convertible into immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock that affirmatively make an election.

              (b) This provision does not limit the rights of Holders or of the Company in the event of a Fundamental Change, including the adjustments to the Conversion Rate in the event of a Fundamental Change as set forth in Section 9 and the Holders' right to require the Company to purchase any or all of their shares of Series A Preferred Stock pursuant to Section 10.

         Section 12. Consolidation, Merger and Sale of Assets. (a) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Series A Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series A Preferred Stock had immediately prior to such transaction; and (iii) the Company delivers to the Transfer Agent an Officer's Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designations.

              (b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in
      Section 12(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock. Nothing in this Section 12 limits the rights of Holders set forth in Section 9 or 10.

         Section 13. SEC Reports. During the period commencing on July 1, 2006 (the first day of the second full fiscal quarter of the Company following the Issue Date) and ending on the second anniversary of the Issue Date, if the Company shall have failed to file any annual reports on Form 10-K or quarterly reports on Form 10-Q with the SEC within 15 days after the deadline prescribed (after giving effect to all applicable extensions thereof) under the Exchange Act or the related rules and regulations promulgated thereunder for the filing of such report (an "SEC Reports Default"), the dividend rate or accretion rate applicable to the Series A Preferred Stock will be increased by 0.50% per annum ("SEC Reports Additional Dividends" and, together with the Registration Default Additional Dividends, the "Additional Dividends") for the period beginning on and including the 16th day after the applicable deadline and ending on but excluding the day on which all such reports have been filed with the SEC and shall thereafter decrease by 0.50% beginning on and including the day on which all such reports have been filed with the SEC.

         The Company shall notify the Transfer Agent within five Business Days after each and every date on which an SEC Reports Default occurs. SEC Reports Additional Dividends payable by the Company shall be payable to the Holders of shares of Series A Preferred Stock on each Dividend Payment Date in the manner provided for the payment or accretion of regular dividends.

         Section 14. Notices. (a) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to Holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

              (b) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

              (c) When the Company is required, pursuant to this Certificate of Designations, to give notice by publication, the Company shall do so by publishing a notice in the national edition of The Wall Street Journal, The New York Times or a newspaper of national circulation chosen in good faith by the Company.

              (d) When the Company is required to give notice herein to any Holder within a specified number of Trading Days prior to a specified event, the Company will identify such Trading Days in good faith based on its reasonable expectations for the application of the definition of "Trading Days" set forth herein. Any notice issued in reliance on such identification will satisfy the Company's obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.

         Section 15. Form. (a) The shares of Series A Preferred Stock shall be issued in the form of one or more permanent global shares (each, a "share of Global Preferred Stock") in definitive, fully registered form with the global legend (the "Global Stock Legend") and, until such time as otherwise determined by the Company and the Transfer Agent, the restricted stock legend (the "Restricted Stock Legend"), each as set forth on the form of Series A Preferred Stock Certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of the terms of the Series A Preferred Stock.

              (b) Each share of Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The shares of Global Preferred Stock shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided.

              (c) The aggregate number of shares represented by each share of Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 15 shall apply only to a share of Global Preferred Stock deposited with or on behalf of the Depositary. The Company shall execute and the Transfer Agent shall, in accordance with this Section 15, countersign and deliver initially one or more shares of Global Preferred Stock that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

              (d) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate of Designations with respect to any share of Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary, or under such share of Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such share of Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Global Preferred Stock.

              (e) Owners of beneficial interests in shares of Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series A Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the shares of Global Preferred Stock or DTC ceases to be a "clearing agency" registered under the Exchange Act and, in either case, the Company does not appoint a qualified replacement for DTC within 90 days or (y) the Company decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the shares of Global Preferred Stock shall be exchanged in whole for certificated shares of Series A Preferred Stock in registered form, with the same terms and of an equal aggregate liquidation preference, and bearing a Restricted Stock Legend (unless the Company determines otherwise in accordance with applicable law). Certificated shares of Series A Preferred Stock shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Transfer Agent.

              (f) (i) An Officer shall sign the share of Global Preferred Stock for the Company, in accordance with the Company's bylaws and applicable law, by manual or facsimile signature.

                (ii) If an Officer whose signature is on a share of Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigns the share of Global Preferred Stock, the share of Global Preferred Stock shall be valid nevertheless.

                (iii) A share of Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such share of Global Preferred Stock. The signature shall be conclusive evidence that such share of Global Preferred Stock has been authenticated under the terms of the Series A Preferred Stock. Each share of Global Preferred Stock shall be dated the date of its authentication.

         Section 16. Transfer of Securities. (a) The shares of Series A Preferred Stock, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and any shares of Common Stock delivered as payment for a dividend pursuant to this Certificate of Designations (collectively, the "Securities") have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

              (b) Notwithstanding any provision to the contrary herein, transfers of a share of Global Preferred Stock, in whole or in part, or of any beneficial interest therein, shall be made as follows:

                (i) Transfers of a share of Global Preferred Stock shall be limited to transfers of such share of Global Preferred Stock in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                (ii) If an owner of a beneficial interest in a share of Global Preferred Stock deposited with the Depositary or with the Transfer Agent as custodian for the Depositary wishes at any time to transfer its interest in such share of Global Preferred Stock bearing the Restricted Stock Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a share of Global Preferred Stock bearing the Restricted Stock Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable share of Global Preferred Stock. Upon receipt by the Transfer Agent at its office in The City of New York of (1) instructions from the Holder directing the Transfer Agent to transfer its interest in the applicable share of Global Preferred Stock, such instructions to contain the name of the transferee and appropriate account information, (2) a certificate in the form of the Certificate of Transfer attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (3) such other certifications, legal opinions and other information as the Company or the Transfer Agent may reasonably require to confirm that such transfer is being made in accordance with the transfer restrictions set forth in the Restricted Stock Legend, the Transfer Agent shall effect such transfer of such shares of Global Preferred Stock.

                (iii) If a request is made by the owner of a beneficial interest to transfer its interest from a share of Global Preferred Stock bearing the Restricted Stock Legend to a share of Global Preferred Stock not bearing the Restricted Stock Legend, the transfer shall not be made unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series A Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent shall instruct the Depositary to reduce or cause to be reduced such share of Global Preferred Stock bearing the Restricted Stock Legend by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the share of Global Preferred Stock that is being transferred, and concurrently with such reduction and debit, the Transfer Agent will instruct the Depositary to increase or cause to be increased the applicable share of Global Preferred Stock not bearing the Restricted Stock Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the share of Global Preferred Stock that is being transferred.

              (c) Except in connection with a registration statement relating to the Securities, if shares of Series A Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series A Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Series A Preferred Stock, the shares of Series A Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series A Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Series A Preferred Stock that do not bear the Restricted Stock Legend.

              (d) Shares of Common Stock issued upon a conversion of the shares of Series A Preferred Stock bearing the Restricted Stock Legend or upon the payment of dividends, prior to the second anniversary of the Issue Date, shall be in physical certificated form and bear a common stock legend, a form of which is attached hereto as Exhibit C (the "Restricted Common Stock Legend"). Transfers of shares of Common Stock held in certificated and global form may be effected in the same manner as transfers of the Series A Preferred Stock, mutatis mutandis.

              (e) The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable, provided that the provisions of this Section 16(e) shall not be applicable to any share of Series A Preferred Stock that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

         Section 17. Definitions. (a) "Accretion Amount" per share of Series A Preferred Stock for any Dividend Payment Date on which accrued dividends are not paid in full, means the product of (i) the accretion rate of 8.00% per annum, calculated on a quarterly basis, as such may be adjusted pursuant to
Section 2(e) or 13, (ii) the Liquidation Preference as of the Dividend Payment Date on which payment is not made and (iii) the fraction of the accrued dividends for that Dividend Period that were not paid on the Dividend Payment Date.

              (b) "Additional Dividends" has the meaning set forth in Section
      13.

              (c) "Additional Shares" has the meaning set forth in Section
      9(b).

              (d) "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

              (e) "Agent Member" has the meaning set forth in Section 15(d).

              (f) "Appropriate Officers" has the meaning set forth in the first paragraph of this Certificate of Designations.

              (g) "Board of Directors" has the meaning set forth in the preamble hereof.

              (h) "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

              (i) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

              (j) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

              (k) "Cash Settlement Averaging Period" has the meaning set forth in Section 7(e)(i).

              (l) The "Closing Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter "Pink Sheets" market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a national securities exchange, as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

              (m) "Common Stock" has the meaning set forth in Section 1.

              (n) "Company" has the meaning set forth in the first paragraph of this Certificate of Designations.

              (o) "Continuing Director" means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to the Issue Date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of that approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which that individual is named as nominee for director.

              (p) "Conversion Date" has the meaning set forth in Section 6(c).

              (q) "Conversion Obligation" has the meaning set forth in Section 7(a).

              (r) "Conversion Price" shall initially equal $6.10 per share of Common Stock, and shall be subject to adjustment as set forth in Section 8.

              (s) "Conversion Rate" has the meaning set forth in Section 6(a).

              (t) "Conversion Retraction Period" has the meaning set forth in
      Section 7(b).

              (u) "Conversion Value" has the meaning set forth in Section 7(c)(ii).

              (v) "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

              (w) "Daily Conversion Value Amount" has the meaning set forth in
      Section 7(e)(ii).

              (x) "Daily Share Amount" has the meaning set forth in Section 7(e)(iii).

              (y) "Depositary" means the DTC or its successor depositary.

              (z) "DGCL" has the meaning set forth in the first paragraph of this Certificate of Designations.

              (aa) "Dividend Payment Date" has the meaning set forth in
      Section 2(a).

              (bb) "Dividend Period" has the meaning set forth in Section
      2(a).

              (cc) "Dividend Record Date" has the meaning set forth in Section 2(a).

              (dd) "DTC" means the Depository Trust Company.

              (ee) "Effective Date" has the meaning set forth in Section 9(a).

              (ff) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (gg) "Expiration Time" has the meaning set forth in Section 8(a)(vi).

              (hh) "Forced Conversion" has the meaning set forth in Section
      5(a).

              (ii) "Forced Conversion Date" has the meaning set forth in
      Section 5(b).

              (jj) "Fundamental Change" means (a) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of the Voting Stock of the Company representing more than 50% of the voting power of its Voting Stock; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of Voting Stock of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; (c) Continuing Directors cease to constitute at least a majority of the members of the Board of Directors; (d) the Company is liquidated or dissolved or holders of its Capital Stock approve any plan or proposal for its liquidation or dissolution; or (e) the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another over-the-counter market in the United States; provided, however, that a Fundamental Change shall not be deemed to have occurred if (i) 100% of the consideration (excluding cash payments for fractional shares and cash payment pursuant to statutory appraisal rights) in the transaction or transactions consists of shares of common stock of a United States company with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) as a result of such transaction or transactions the shares of Series A Preferred Stock become convertible solely into such common stock.

              (kk) "Fundamental Change Notice Date" has the meaning set forth in Section 9(a).

              (ll) "Fundamental Change Purchase Date" has the meaning set forth in Section 10(a).

              (mm) "Fundamental Change Purchase Notice" has the meaning set forth in Section 10(d).

              (nn) "Global Stock Legend" has the meaning set forth in Section 15(a).

              (oo) "Holder" means the Person in whose name a share of Series A Preferred Stock is registered.

              (pp) "Initial Liquidation Preference" has the meaning set forth in Section 2(d).

              (qq) "Initial Public Offering" means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

              (rr) "Issue Date" has the meaning set forth in Section 1.

              (ss) "Junior Stock" has the meaning set forth in Section 1.

              (tt) "Liquidation Preference" per share of Series A Preferred Stock means, as of any date, the Initial Liquidation Preference increased by the sum of the Accretion Amounts, if any, for all prior Dividend Payment Dates, and decreased by the sum of the Paydown Amounts, if any, for all prior Dividend Payment Dates or other dates on which Paydown Amounts were paid.

              (uu) "Market Value" means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period on the over-the-counter "Pink Sheets" market or, if the Common Stock is listed on a national securities exchange or authorized for quotation on an automated quotation system, the principal national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not traded on the over-the-counter "Pink Sheets" market and not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair market value of the Common Stock, preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term "ex date" when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter "Pink Sheets" market or, if the Common Stock is listed on a national securities exchange or authorized quotation system, the principal national securities exchange or quotation system on which the Common Stock is listed or quoted at that time, without the right to receive the issuance or distribution.

              (vv) "Notice" means, unless otherwise specified or required by applicable law, notification to the Transfer Agent along with the issuance of a press release for publication.

              (ww) "Officer" means the Chairman of the Board and President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

              (xx) "Officer's Certificate" means a certificate signed by two Officers.

              (yy) "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

              (zz) "Optional Conversion" has the meaning set forth in Section 6(a).

              (aaa) "Parity Stock" has the meaning set forth in Section 1.

              (bbb) "Paydown Amount" has the meaning set forth in Section
      2(d).

              (ccc) "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

              (ddd) "Purchased Shares" has the meaning set forth in Section 8(a)(vi).

              (eee) "Reference Property" has the meaning set forth in Section 11(a).

              (fff) "Registration Default" has the meaning assigned to it in the Registration Rights Agreement, as amended from time to time.

              (ggg) "Registration Default Additional Dividends" has the meaning set forth in Section 2(e).

              (hhh) "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 28, 2006, among the Company and each party listed in the signature pages thereto, relating to the Series A Preferred Stock.

              (iii) "Restated Certificate of Incorporation" has the meaning set forth in the first paragraph of this Certificate of Designations.

              (jjj) "Restricted Common Stock Legend" has the meaning set forth in Section 16(d).

              (kkk) "Restricted Stock Legend" has the meaning set forth in
      Section 15(a).

              (lll) "Retraction Date" has the meaning set forth in Section
      7(b).

              (mmm) "SEC" has the meaning set forth in Section 2(b).

              (nnn) "SEC Reports Additional Dividends" has the meaning set forth in Section 13.

              (ooo) "SEC Reports Default" has the meaning set forth in Section
      13.

              (ppp) "Securities" has the meaning set forth in Section 16(a).

              (qqq) "Securities Act" means the Securities Act of 1933, as amended.

              (rrr) "Senior Stock" has the meaning set forth in Section 1.

              (sss) "Series A Preferred Stock" has the meaning set forth in the first paragraph of this Certificate of Designations.

              (ttt) "Settlement Method Election Notice" has the meaning set forth in Section 7(b).

              (uuu) "Settlement Method Notice Period" has the meaning set forth in Section 7(b).

              (vvv) "shares of Global Preferred Stock" has the meaning set forth in Section 15(a).

              (www) "Specified Dollar Amount" has the meaning set forth in
      Section 7(c)(iii)(A).

              (xxx) "Spin-off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

              (yyy) "Stock Price" has the meaning set forth in Section 9(c).

              (zzz) "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

              (aaaa) "Trading Day" means a day during which trading in securities generally occurs on the over-the-counter "Pink Sheets" market or, if the Common Stock listed on a national securities exchange, the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal other market on which the Common Stock is then traded.

              (bbbb) "Transaction" has the meaning set forth in Section 11(a).

              (cccc) "Transfer Agent" means Mellon Investor Services, LLC unless and until a successor is selected by the Company, and then such successor.

              (dddd) "Triggering Event" means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, option or warrants.

              (eeee) The "Volume-Weighted Average Price" per share of Common Stock on a Trading Day is the volume-weighted average price per share of Common Stock on the over-the-counter "Pink Sheets" market or, if the Common Stock is listed on a national securities exchange or authorized for quotation on an automated quotation system, the principal national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the shares are not traded on the over-the-counter "Pink Sheets" market and are not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock, which determination shall be conclusive, from 9.30 a.m. to 4.30 p.m., New York City time, on that Trading Day, as displayed (if applicable) by Bloomberg or such other comparable service determined in good faith by the Company that has replaced Bloomberg.

              (ffff) "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         Section 18. Fractional Shares. No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series A Preferred Stock surrendered by a Holder upon a conversion or issuable to a Holder in respect of a stock dividend payment made in shares of Common Stock, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a stock dividend, the Closing Sale Price on the Trading Day next preceding the issuance of such Common Stock or (b) in the case of Common Stock issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the date of conversion.

         Section 19. Miscellaneous. (a) Notwithstanding any provision herein to the contrary, the procedures for conversion of shares of Series A Preferred Stock not held in certificated form will be governed by arrangements among the Depositary of the shares of Series A Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

              (b) If the Company shall take any action affecting the Common Stock, other than any action described in Section 8, that in the opinion of the Board of Directors would adversely affect the conversion rights of the Holders, then the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

              (c) For the purposes of Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

              (d) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 19(e), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

              (e) The Company covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock or issued in respect of a stock dividend payment shall be validly issued, fully paid and non-assessable.

              (f) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Preferred Stock pursuant thereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

              (g) The Series A Preferred Stock is not redeemable.

              (h) The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

              (i) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

              (j) Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Preferred Stock.

              (k) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

              (l) Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

              (m) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

              (n) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

              (o) Shares of Series A Preferred Stock that (i) have not been issued on or before March 7, 2006 or (ii) have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

              (p) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by John Workman, Chief Financial Officer of the Company, and attested by Gregory L. Doody, Executive Vice President, General Counsel and Secretary of the Company, this 7th day of March 2006.

                                         HEALTHSOUTH CORPORATION

                                              By /s/ JOHN WORKMAN
                                                 -----------------------
                                                 Name:  John Workman
                                                 Title: Chief Financial Officer




ATTEST:

     By  /s/ GREGORY L. DOODY
        -----------------------------------------------------
        Name:  Gregory L. Doody
        Title: Executive Vice President,
               General Counsel and Secretary

                                   EXHIBIT A

                 FORM OF SERIES A PREFERRED STOCK CERTIFICATE

             6.50% SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK
               (Initial Liquidation Preference $1,000 per share)

                            HealthSouth Corporation

             Incorporated under the Laws of the State of Delaware

CUSIP: 421924200
CERTIFICATE NUMBER:

                              ___________ SHARES

This represents and certifies that CEDE & CO. is the owner of __________ fully paid and non-assessable shares of 6.50% Series A Convertible Perpetual Preferred Stock (Initial Liquidation Preference $1,000 per share) of HealthSouth Corporation (the "Company"), transferable upon the books of the Company by the holder hereof in person or by the holder's duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the Company), to which the holder hereof by acceptance hereof expressly assents.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

IN WITNESS WHEREOF, HealthSouth Corporation has executed this Certificate as of the date set forth below.


         HEALTHSOUTH CORPORATION

         By:
               -------------------------------------
               Name:
               Title:

         By:
               -------------------------------------
               Name:
               Title:

         Dated:
                ------------------------------------

TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of 6.50% Series A Convertible Perpetual Preferred Stock of HealthSouth Corporation.

         MELLON INVESTOR SERVICES, LLC,
         as Transfer Agent,

         By:
                -----------------------------------
                Name:
                Title:  Authorized Signatory

         Dated: -----------------------------------

                            REVERSE OF THE SECURITY

The Company will furnish to any stockholder, upon request and without charge, a full statement of the information required by ss.151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the 6.50% Series A Convertible Perpetual Preferred Stock (Initial Liquidation Preference $1,000 per share) and the qualifications, limitations or restrictions on those preferences or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the Company or to the Transfer Agent.

                                  ASSIGNMENT

For Value Received, ___________ hereby sells, assigns and transfers unto _________ (print or typewrite name, address and social security or other identifying number of assignee) ______ shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ as attorney, to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:_____________


X_________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                             NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the 6.50% Series A Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 6.50% Series A Convertible Perpetual Preferred Stock (the "Series A Convertible Preferred Stock"), represented by stock certificate No(s). ___ (the "Series A Convertible Preferred Stock Certificates") into shares of common stock, par value $0.01 per share ("Common Stock"), of HealthSouth Corporation (the "Corporation") according to the conditions of the Certificate of Designations establishing the terms of the Series A Convertible Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Series A Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue shares of Common Stock until the original Series A Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Series A Convertible Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

         Date of Conversion:  __________________________________________

         Applicable Conversion Rate:  __________________________________



         Number of shares of 6.50% Series A Convertible Perpetual Preferred Stock to be Converted: __________________________

         Number of shares of Common Stock to be Issued:  __________________

         Signature:  ______________________________________________________

         Name:  ___________________________________________________________

         Address:(1)  _____________________________________________________

         Fax No.:  ________________________________________________________



-------------------------
      (1) Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

                   SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

         The initial number of shares of 6.50% Series A Convertible Perpetual Preferred Stock represented by this Global Preferred Stock shall be 400,000. The following exchanges of a part of this Global Preferred Stock have been made:






-------------------------------------------------------------------------------------------------------
                                           Amount of      Number of shares
                  Amount of decrease      increase in      represented by
                          in           number of shares      this Global
                   number of shares     represented by     Preferred Stock
     Date        represented by this         this             following           Signature of
      of           Global Preferred    Global Preferred   such decrease or     authorized officer
   Exchange             Stock                Stock            increase            of Registrar
-------------------------------------------------------------------------------------------------------












                                   EXHIBIT B

              FORM OF CERTIFICATE OF TRANSFER OF PREFERRED STOCK
     (Transfers pursuant to Section 16 of the Certificate of Designations)

Re: HealthSouth Corporation (the "Company")

6.50% Series A Convertible Perpetual Preferred Stock

Reference is hereby made to the Certificate of Designations establishing the terms of the Series A Convertible Perpetual Preferred Stock ("Series A Preferred Stock"), dated March 7, 2006, as such may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designations.

This Letter relates to _____ shares of Series A Preferred Stock (the "Securities"), which are held in the form of shares of Global Preferred Stock (CUSIP NO. 421924 20 0) with the Depositary in the name of __________ (the "Transferor") to effect the transfer of the Securities.

In connection with such request, and in respect of such shares of Series A Preferred Stock, the Transferor does hereby certify that the shares of Series A Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms.

CHECK ONE BOX BELOW:

(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [ ] pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; or

(4) [ ] to the Company or any of its Subsidiaries.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption provided by Rule 144 under the Securities Act.

         [Name of Transferor],

         By:
                  ---------------------
                  Name:
                  Title:

         Dated:
                 ---------------------

                                   EXHIBIT C

                              COMMON STOCK LEGEND

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.